U.S. Securities and Exchange Commission
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
of earliest event reported)
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) May 19, 2011

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Commission File No. 333-123465
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Universal Bioenergy, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada	20-1770378
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

19800 Mac Arthur Blvd.,  Ste. 300
Irvine, CA 92612
 (Address of principal executive offices)

  (888) 263-2009
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the terms "we", "us", "our", "our company" “Universal” refer to Universal Bioenergy, Inc., a Nevada corporation.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this Current Report on Form 8-K contains some forward-looking statements. Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance and financial condition, and the effect of economic conditions include forward-looking statements.

Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events. You are advised, however, to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors.
Section 5. Corporate Governance and Management

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 9, 2011, the Company filed with the Nevada Secretary of State a Certificate of Amendment to the Company’s Articles of Incorporation. The amendment was approved by a Written Consent of The Majority of the Voting Shareholders, and the Written Consent of the Board of Directors on June 18, 2010. The information regarding the  Amendment was fully disclosed  in the Company’s  Form 10Q Report’s that were filed for the quarterly periods ending June 30, 2010 and September 30, 2010.   A complete copy of the Amendment is attached as Exhibit 99.1  The Amendment incorporated the following changes;

a.	Increased the number of authorized shares of the Company’s common stock from 200,000,000 to a total of 1,000,000,000 shares.
b.	Grant to the Board of Directors the full right and authority to increase or otherwise change the authorized shares of common stock and preferred stock without any shareholder action or approval.
c.	Grant to the Board of Directors the full right and authority to change the name of the Corporation at a future date without out any shareholder action or approval.
d.
To authorize that each Director shall be elected to serve for a minimum period of  one  year, and up to three  years, or shall serve until his successor is elected and qualifies.  Directors need not be stockholders.

Item 8.01 Other Events

With reference to the Amendment, Management does not  intend to actually issue all of these authorized shares to the public, as they will primarily  remain within the corporate treasury until needed,  nor does it  intend to use them for a reverse stock split.  Some shareholders may view this action as a potential for dilution and a devaluation of their shares, however we believe there are many valuable benefits to our shareholders.

Management believes that the shareholders  would likely receive greater potential financial rewards by means of increased revenues, earnings, a significant increase  in the price of the stock, greater market value of the Company, increased assets and more liquidity.  The Company is aggressively preparing for rapid growth and expansion through some planned major mergers and acquisitions. Additionally,  based on the type and size of transactions that the Company is  working on, it needs to have the shares available to it and the flexibility to meet those need and goals. We need to be able to respond very quickly to these current and future business opportunities as they appear in the marketplace. Some of these near term projects include the development and acquisition of  oil and gas properties, and interests in gathering and transport pipelines. The shares may  also be used for raising capital, the acquisition of assets, attracting key employees, building strategic relationships with other major companies, expanding our  product lines and  the acquisition of  patents, technologies and other related purposes.

The Amendment to the Articles of Incorporation  is intended to facilitate the actions indicated below which were fully disclosed  in the Company’s Form 10Q Reports for the periods ending June 30, 2010, and September 30, 2010.

National Stock Exchange Listing. With its planned growth by mergers, acquisitions and future revenues, Management is evaluating and  positioning the Company to potentially qualify, and apply to be listed on a major national stock exchange, which stock exchanges list similarly situated alternative energy technology companies, such as NASDAQ,  NYSE Amex Equities, or others.

Management has fully reviewed the qualifications for the relative national stock exchanges to determine which one we can best position the Company to qualify for, and apply to be listed. Therefore, on June 18, 2010 the Company approved amending the Articles of Incorporation to increase the amount of authorized shares of common stock from 200,000,000 to 1,000,000,000 shares with a par value of $.001. One of the qualifications requirements to be listed on most stock exchanges is a minimum bid price for  a company’s shares of stock. The minimum share bid price to  qualify for NASDAQ, is $4.00 per share, and for NYSE Amex, the minimum share price is $2.00 to $3.00 per share, depending on which initial listing standard a company may qualify for. For the Company to qualify for either of those to stock exchanges, our share price would have to increase to the $2.00 to $4.00 range. Management believes that, if we can  successfully position the Company to qualify to meet the listing requirements for one of the stock exchanges, it would greatly increase the market value of  the Company, and should  make it  attractive to more retail and institutional investors. We also feel this would be of great benefit to our shareholders.

Future Capital Funding. To ensure our ability to  develop a long term profitable  business,  Management is planning to raise additional funds  in   debt or equity capital to fund the growth of our company. We anticipate using the proceeds to purchase  some of the  companies we have targeted for future acquisitions, and some for working capital.  Management believes, although we cannot guarantee, that we should be successful in raising additional capital to fund the Company’s plans for growth and expansion.

On June 18, 2010 the Company approved amending the Articles of Incorporation to increase the amount of authorized shares of common stock from 200,000,000 to 1,000,000,000 shares with a par value of $.001.  The purpose of increasing the number of shares of common stock is to use them for business and financial purposes, including raising capital, for mergers and acquisitions, acquiring products or services in exchange for stock, attracting and retaining employees, increasing our shareholder base, and being able to respond rapidly to opportunities that arise in the marketplace.

The raising of  additional capital through the sale of equity may result in  a dilution of the current shareholders interests. However, management anticipates that the shareholders  would likely receive greater potential financial rewards by means of a significant increase  in the price of the stock, greater market value of the Company, and more liquidity.   Since Management has re-engineered the Company by creating more value to it, through its recent acquisitions, and is positioning it to qualify/apply to be listed on another stock exchange, we believe this should  make it  attractive to more retail and institutional investors. We feel this would be of great benefit to our shareholders.

Mergers & Acquisitions. Management is planning for expansion by additional mergers and acquisitions, to generate significant revenues and profits, and by shifting our focus to invest in far more profitable alternative energy technologies. We anticipate, but can provide no assurances, acquiring 5 to 10 additional new companies in the next   2 to 3 years. Some  companies being targeted are natural gas producers  to obtain natural gas  directly from the wellhead,  solar energy companies for polymer based thin film solar cells,  companies to build tidal energy facilities, and the acquisition of energy technology patents and licenses. We’re also looking at acquiring natural gas assets and properties in the Eagle Ford Shale region in south Texas which has very large supplies of oil and natural gas. Acquiring interests in properties in this area will work very well with our strategic plans for Texas Gulf Oil & Gas Inc. and Progas Energy Services.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Amendment to Articles of Incorporation and Exhibit A

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Bioenergy, Inc .

Date: May 19, 2011	By:	/s/ Vince M. Guest
Vince M. Guest
Chief Executive Officer